Exhibit 99.1

ITT EDUCATIONAL SERVICES, INC. REPORTS

RECORD ENROLLMENT AND EPS FOR FOURTH QUARTER AND FULL YEAR 2003

INDIANAPOLIS, IN, January 22, 2004— ITT Educational Services, Inc. (NYSE: ESI), a leading provider of technology-oriented postsecondary degree programs, today reported its financial and operating results for its fourth quarter and fiscal year ending December 31, 2003.  During the three months ended December 31, 2003, earnings per share (“EPS”) increased 30 percent to $0.52 compared to $0.40 in the same period of 2002.  EPS for its 2003 fiscal year increased 35.1 percent to $1.27 compared to $0.94 in 2002.  In the fourth quarter of 2003, new student enrollment (excluding international enrollments and enrollments at two of its institutes that are gradually ceasing operations) increased 29.3 percent to 7,277 compared to 5,628 in the same period of 2002.   Total student enrollment as of December 31, 2003 (excluding international enrollments and enrollments at the two institutes that are gradually ceasing operations) increased 14.6 percent to 36,901 compared to 32,197 as of December 31, 2002.  Rene R. Champagne, chairman and chief executive officer of ITT/ESI said, “Our 10-point growth plan gained traction in 2003 and is helping to produce a pipeline of new growth initiatives that we believe should result in enrollment growth over the next 24 to 36 months.  As a result of strong new student enrollment increases in 2003, we are raising our internal goals for 2004 compared to 2003 to the following:

•               an increase in new student enrollment in the range of 14 to 16 percent (up from the prior range of 10 to 12 percent);

•               an increase in total student enrollment in the range of 12 to 14 percent (up from the prior range of 9 to 11 percent);

•               an increase in revenue in the range of 18 to 20 percent (up from the prior range of 14 to 17 percent); and

•               an increase in operating margin in the range of 150 to 200 basis points (up from the prior range of 120 to 150 basis points).

We are also raising our 2004 EPS internal goal to the range of $1.58 to $1.60 (up from the prior range of $1.48 to $1.50).”

The company provided the following information for the three months and fiscal year ending December 31, 2003:

Three Months Ending December 31st Financial and Operating Results

(Dollars in thousands, except earnings per share and revenue per student)

	2003		2002		Increase/ (Decrease)

Revenues (A)	$144,643		$122,935		17.7%
Operating Income	$40,188		$29,473		36.4%
Operating Margin	27.8%		24.0%		380 basis points
Net Income	$24,490		$18,593		31.7%
EPS (fully diluted)	$0.52		$0.40		30.0%
Return on Equity (TTM) (B)	50.1%		52.5%		(240) basis points
New Student Enrollment (C)	7,277		5,628		29.3%
Continuing Students (C)	29,624		26,569		11.5%
Total Student Enrollment as of December 31st (C)	36,901		32,197		14.6%
Online Course Registrations (D)	1,011		227		345.4%
Revenue Per Student	$3,893		$3,637		7.0%
Cash and Cash Equivalents, Restricted Cash, and Investments as of December 31st	$254,174		$156,708		62.2%
Bad Debt Expense as a Percent of Revenues	0.8%		1.2%		(40) basis points
Days Sales Outstanding as of December 31st	6.0 days		6.7 days		(0.7) days
Deferred Tuition Revenue as of December 31st	$130,364		$102,997		26.6%
Debt	$0		$0		—
Fully Diluted Shares of Common Stock Outstanding	46,741		46,267		—
Shares of Common Stock Repurchased	0		440,000	(E)	—
Land and Building Purchases	$4,649	(F)	$0		—
Number of New Colleges Opened	1	(G)	0		—
Capital Expenditures	$3,334		$1,950		71.0%

Year Ending December 31st  Financial and Operating Results

(Dollars in thousands, except earnings per share)

	2003		2002		Increase/ (Decrease)

Revenues (A)	$522,856		$454,118		15.1%
Operating Income	$94,521		$68,309		38.4%
Operating Margin	18.1%		15.0%		310 basis points
Net Income	$58,858		$43,854		34.2%
EPS (fully diluted)	$1.27		$0.94		35.1%
Shares of Common Stock Repurchased	1,078,000	(H)	2,174,300	(I)	—
Land and Building Purchases	$25,718	(J)	$19,843	(K)	29.6%
Capital Expenditures, Net	$14,391		$14,265		0.9%
New Student Enrollment (L)	35,845		30,345		18.1%

(A)     In an effort to improve revenue comparability to its peers, the company reported that, effective June 30, 2003, it began classifying tuition and fee refunds resulting from student withdrawals as a reduction of revenue.  Previously, the company included tuition and fees from withdrawing students in Revenues and recorded an offsetting expense in Cost of educational services.  The new classification had no impact on the company’s Net Income.

(B)       Represents return on equity for the trailing 12 months.

(C)       Excludes international enrollments and enrollments at the two ITT Technical Institutes that are gradually ceasing operations.  In the three months ending December 31, 2003, there were no new student enrollments at those two colleges compared to 82 in the three months ending December 31, 2002.  As of December 31, 2003, the combined total student enrollment at those two colleges was 175 compared to 434 as of December 31, 2002.

(D)      Represents the number of online courses that students were registered to take.

(E)        For approximately $9.9 million or at an average price of $22.50 per share.

(F)        Represents one of the company’s colleges.

(G)       Eden Prairie (Minneapolis), Minnesota commenced its first class in December 2003.

(H)      For approximately $28.7 million or at an average price of $26.65 per share.

(I)           For approximately $44.5 million or at an average price of $20.44 per share.

(J)          Represents 5 of the company’s colleges and its corporate offices.

(K)      Represents 6 of the company’s colleges.

(L)        Excludes international enrollments and enrollments at the two ITT Technical Institutes that are gradually ceasing operations.  For the year ending 2003, the combined new student enrollment at those two colleges was 35 compared to 416 for the same period in 2002.

Champagne continued, “Strong enrollment growth throughout 2003 contributed to our ability to deliver a 2003 EPS of $1.27 that exceeded analysts’ consensus estimates by four cents.  Enrollment growth in each 2003 fiscal quarter not only exceeded the enrollment growth in the same quarter of 2002, it increased sequentially in each quarter of 2003.  Considering that the average combined total program time that graduates of one or more of our programs were enrolled is 27 months, the 2003 enrollment growth positions the company well for meeting or exceeding its internal financial and operational goals in 2004 and 2005.”

Omer Waddles, president and chief operating officer of ITT/ESI said, “Lead flow resulting from our marketing efforts remained strong in the fourth quarter, and our student recruiters continued to improve their lead conversion rates during that period.  Demand for our degree programs of study was strong throughout 2003 and, as we enter 2004, that demand appears to be continuing.  We opened a new college in Eden Prairie (Minneapolis), Minnesota during the fourth quarter, bringing the total number of ITT/ESI’s colleges to 77 in 30 states as of December 31, 2003.  Important elements of our 10-point growth plan include raising the degree level of the programs offered at more of our colleges to the bachelor’s level and creating a pipeline of new curricula to offer across our nationwide network of colleges.  In that regard, the number of colleges authorized to offer bachelor degree programs increased to 51 as of December 31, 2003, and we believe that this number should increase to at least 57 by the end of 2004.  Our pipeline currently has new curricula that are available for implementation at various colleges upon receipt of the required regulatory authorizations.  We plan to implement these programs gradually over the next 24 months.   In addition to these programs of study, we have been developing seven additional degree programs that we have begun to submit to regulators for authorization to implement in 2004 and 2005.  These new programs include Business Administration, Business Accounting Technology and Criminal Justice at both the associate’s and bachelor’s degree levels, and we are exploring a bachelor’s degree program in design.  We plan to open three or four new colleges in 2004.  Our 2+1 hybrid delivery model, which is currently offered at 19 colleges, is expected to be offered at 60 colleges by the end of the first half of

2004.  The ITT Technical Institute in Indianapolis had received all required regulatory authorizations to offer our new online MBA program in 44 states as of December 31, 2003.”

Kevin Modany, senior vice president and chief financial officer said, “Our strong financial results in the fourth quarter and year ending December 31, 2003 were driven by attractive increases in student enrollment, tuition price increases, continued leveraging of overhead operating costs and various cost containment projects.  In the fourth quarter of 2003, revenues increased 17.7 percent, operating margin expanded by 380 basis points, net income increased 31.7 percent and EPS increased 30.0 percent compared to the fourth quarter of 2002.  We had $254.2 million of cash and cash equivalents, restricted cash, and investments as of December 31, 2003.  Deferred tuition revenue increased 26.6 percent on December 31, 2003 compared to December 31, 2002.  Our days sales outstanding on December 31, 2003 were 6.0 days compared to 6.7 days on December 31, 2002, and our bad debt expense as a percent of revenues in the fourth quarter of 2003 was 0.8 percent compared to 1.2 percent in the fourth quarter of 2002.  We continue to operate without debt.”

The company provided the following overview of its internal controls.  The company’s Code of Business Conduct and Ethics prohibits any illegal and unethical conduct and provides a procedure for employees to report any suspected violations to a variety of company officials, including an Ombudsman for employees to relate their complaints and concerns confidentially and anonymously, if so desired.  Each of the company’s colleges has a student complaint procedure that provides, among other things, student access to company officials at the corporate level, the college’s accrediting commission and the state education authority(ies) to voice any complaints or concerns they may have.  The company has a corporate staff for each of the functional areas of its colleges.  Each of these corporate departments is responsible for establishing the operations standards, policies and procedures to ensure compliance with all applicable laws and regulations and for overseeing the implementation and application of those standards, policies and procedures.  These corporate departments also serve as a daily help desk for college staff and provide training to college personnel.  The company also employs an in-house internal audit staff that performs an audit of each campus every year.

Champagne concluded by saying, “We are committed to fully complying with all applicable laws and regulations, and we believe that our system of internal controls is sufficient to allow us to fulfill this commitment.”

ITT/ESI intends to conduct a conference call and a live webcast open to the public today at 10:00 a.m. EST to discuss this release.  The webcast may be accessed on ITT/ESI’s web site, located at www.ittesi.com and will also be available for replay.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act.  Forward-looking statements are made based upon the current expectations and beliefs of the company’s management concerning future developments and their potential effect on the company.  There can be no assurance that future developments affecting the company will be those anticipated by its management.  These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: business conditions and growth in the postsecondary education industry and in the general economy; changes in federal and state governmental regulations with respect to education and accreditation standards, or the interpretation or enforcement thereof, including, but not limited to, the level of government funding for, and the company’s eligibility to participate in, student financial aid programs utilized by the company’s students; the results of the qui tam action brought under the False Claims Act, 31 U.S.C. Section 3730, in which the company is a defendant which, if adversely determined, could result in a demand for repayment of federal student financial aid funds, trebled under the False Claims Act, and penalties; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of the institutes; the company’s ability to implement its growth strategies; receptivity of students and employers to the company’s existing program offerings and new curricula; loss of lender access to the company’s students for student loans; and other risks and uncertainties detailed from time to time in the company’s filings with the Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

FOR FURTHER INFORMATION:

COMPANY:		WEB SITE:
Martin Grossman	Nancy Brown	www.ittesi.com
Senior Vice President	Director Corporate Relations
(317) 706-9207	(317) 706-9260

ITT EDUCATIONAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Three Months Ended December 31, (unaudited)		Year Ended December 31,
	2003	2002	2003	2002

Revenues (a)	$144,643	$122,935	$522,856	$454,118

Costs and Expenses (a)
Cost of educational services	69,543	62,969	280,006	256,675
Student services and administrative expenses	34,912	30,493	148,329	129,134
Total costs and expenses	104,455	93,462	428,335	385,809

Operating income	40,188	29,473	94,521	68,309

Interest income, net	446	634	1,995	2,684

Income before income taxes	40,634	30,107	96,516	70,993

Income taxes	16,144	11,514	37,658	27,139

Net income	$24,490	$18,593	$58,858	$43,854

Earnings per common share (b):
Basic	$0.54	$0.41	$1.31	$0.96
Diluted	$0.52	$0.40	$1.27	$0.94

Supplemental Data:
Cost of educational services	48.1%	51.2%	53.5%	56.5%
Student services and administrative expenses	24.1%	24.8%	28.4%	28.5%
Operating margin	27.8%	24.0%	18.1%	15.0%
Student enrollment at end of period	37,076	32,631	37,076	32,631
Technical institutes at end of period	77	74	77	74
Shares for earnings per share calculation (b):
Basic	45,381	45,201	45,086	45,736
Diluted	46,741	46,267	46,280	46,793

(a)          The reclassification with respect to withdrawing students reduced revenues and costs and expenses by $3,345 and $12,418 in the three months and year ended December 31, 2003, and by $3,129 and $10,828 in the three months and year ended December 31, 2002.

(b)         Earnings per common share and the number of shares in all prior periods have been restated to reflect the two-for-one stock split declared on May 10, 2002 that became effective June 6, 2002.

ITT EDUCATIONAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	December 31,
	2003	2002
Assets
Current assets
Cash and cash equivalents	$168,273	$123,934
Restricted cash	8,496	7,103
Short-term investments	63,938	25,671
Accounts receivable, net	9,398	8,973
Deferred and prepaid income tax	2,906	1,988
Prepaids and other current assets	3,635	5,597
Total current assets	256,646	173,266
Property and equipment, net	81,503	62,584
Direct marketing costs	10,844	10,609
Investments	13,467	—
Other assets	810	1,248
Total assets	$363,270	$247,707

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$36,543	$18,162
Accrued compensation and benefits	16,986	9,196
Other accrued liabilities	18,444	12,140
Deferred revenue	130,364	102,997
Total current liabilities	202,337	142,495
Deferred income tax	4,691	6,204
Minimum pension liability	7,012	8,041
Other liabilities	3,106	1,943
Total liabilities	217,146	158,683

Shareholders' equity
Preferred stock, $.01 par value, 5,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value, 150,000,000 shares authorized, 54,068,904 issued (a)	540	540
Capital surplus	52,688	40,393
Retained earnings	221,400	184,409
Accumulated comprehensive income	(4,263)	(4,888)
Treasury stock, 8,638,535 and 8,986,267 shares, at cost (a)	(124,241)	(131,430)
Total shareholders' equity	146,124	89,024
Total liabilities and shareholders' equity	$363,270	$247,707

(a)          The number of shares in the prior period have been restated to reflect the two-for-one stock split declared on May 10, 2002 that became effective June 6, 2002.

ITT EDUCATIONAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended December 31, (unaudited)		Year Ended December 31,
	2003	2002	2003	2002
Cash flows provided by (used for) operating activities:
Net income	$24,490	$18,593	$58,858	$43,854
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,390	5,420	21,190	21,117
Provision for doubtful accounts	1,110	1,468	6,134	6,872
Deferred taxes	1,617	1,491	(2,835)	2,156
Increase/decrease in operating assets and liabilities:
Short-term investments	6,401	6,409	12,197	15,397
Accounts receivable	(565)	2,339	(6,559)	(3,166)
Direct marketing costs	(374)	(177)	(235)	(89)
Accounts payable and accrued liabilities	1,129	(1,417)	33,647	13,304
Prepaids and other assets	775	(464)	2,400	1,541
Deferred revenue	20,277	13,522	27,367	25,845
Net cash provided by (used for) operating activities	60,250	47,184	152,164	126,831

Cash flows provided by (used for) investing activities:
Facility purchases	(4,649)	—	(25,718)	(19,843)
Capital expenditures, net	(3,334)	(1,950)	(14,391)	(14,265)
Purchase of held to maturity investments	(39,439)	—	(63,931)	—
Net cash provided by (used for) investing activities	(47,422)	(1,950)	(104,040)	(34,108)

Cash flows provided by (used for) financing activities:
Purchase of treasury stock	—	(9,899)	(28,726)	(44,451)
Exercise of stock options	4,192	1,206	26,334	13,601
Net cash flow provided by (used for) financing activities	4,192	(8,693)	(2,392)	(30,850)

Net increase (decrease) in cash, cash equivalents and restricted cash	17,020	36,541	45,732	61,873

Cash, cash equivalents and restricted cash at beginning of period	159,749	94,496	131,037	69,164

Cash, cash equivalents and restricted cash at end of period	$176,769	$131,037	$176,769	$131,037